Exhibit 99.1
8x8, Inc. Announces First Quarter Fiscal Year 2026 Financial Results
Returned to year-over-year service and total revenue growth
Service revenue of $176 million and total revenue of $181 million
Delivered 18th consecutive quarter of positive cash flow from operations
CAMPBELL, CA, August 5, 2025 – 8x8, Inc. (NASDAQ: EGHT), the industry's most integrated Platform for CX that combines Contact Center, Unified Communication, and CPaaS APIs, today reported financial results for the first quarter of fiscal year 2026 ended June 30, 2025.
"Our return to growth this quarter validates the strength of our platform strategy and our alignment with how organizations are engaging customers—intelligently, flexibly, and at scale. We’re executing with purpose, and it’s paying off: product adoption has expanded, consumption-based revenue has accelerated, and we’re building a business that’s not just growing but creating long-term value for shareholders," said Samuel Wilson, Chief Executive Officer at 8x8.
"We know there is more to be done and we are committed to building a business and platform that is durable and poised for growth. Customers seek guidance on the implementation of AI, and we continue to put their needs first by providing solution-based outcomes and expanding the capabilities of our platform with new innovations to reflect their needs. The future of customer experience isn’t just digital and automated—it’s intelligent, integrated, and voice-powered. We view 8x8 as uniquely positioned to lead in this space, with a platform that’s resonating with customers and a go-to-market motion that’s catching up to our innovation," Wilson added.
First Quarter Fiscal Year 2026 Financial Results:
•Total revenue of $181.4 million, compared to $178.1 million in the first quarter of fiscal 2025.
•Service revenue of $176.3 million, compared to $172.8 million in the first quarter of fiscal 2025.
•GAAP operating income was $0.6 million, compared to GAAP operating loss of $1.4 million in the first quarter of fiscal 2025.
•Non-GAAP operating profit was $16.3 million, compared to non-GAAP operating profit of $20.1 million in the first quarter of fiscal 2025.
•GAAP net loss was $4.3 million, compared to GAAP net loss of $10.3 million in the first quarter of fiscal 2025.
•Non-GAAP net income was $10.7 million, compared to non-GAAP net income of $10.4 million in the first quarter of fiscal 2025.
•Adjusted EBITDA was $20.7 million, compared to Adjusted EBITDA of $25.8 million in the first quarter of fiscal 2025.
•Cash flow from operations of $11.9 million, compared to cash flow from operations of $18.1 million in the first quarter of fiscal 2025.
•Ending cash and equivalents, including restricted cash, of $82.2 million reflected disciplined capital allocation during the quarter. We returned $1.8 million to shareholders through the repurchase of one million shares of common stock in open market transactions executed under the existing share repurchase program authorized by 8x8's Board of Directors in 2017. Additionally, we prepaid $15.0 million of principal on the 2024 Term Loan in the first quarter.
A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to non-GAAP measures is included in the supplemental reconciliation at the end of this release.
Recent Business Highlights:
Innovation on the 8x8 Platform for CX
The latest innovations leverage AI-driven automation, advanced security, and seamless integrations to simplify complex operations and enhance efficiency for customers. New solutions and service enhancements included:
•8x8 Verif8, a frictionless, omnichannel One-Time Password (OTP) solution that makes authentication easy, fast, and secure for businesses of any size.
•8x8 Operator Connect coverage extended to 50 countries: 8x8 Operator Connect for Microsoft Teams is a purpose-built solution that delivers native Public Switched Telephone Network (PSTN) calling through the Microsoft Operator Connect program. Powered by 8x8’s industry-leading Global Reach™ network, it ensures reliable connectivity, accelerated deployment, and simplified management – enhancing efficiency for Microsoft Teams Phone administrators.
•8x8 Smart Assist + Conversation Intelligence: 8x8 Smart Assist, combined with conversation intelligence, analyzes 100% of customer interactions in the contact center – past and present – to deliver real-time AI guidance that helps agents reduce churn, increase conversions, and stay compliant. Built-in sentiment and intent analysis empowers leaders to scale coaching and quality assurance without adding headcount.
•Native Viber Messaging in 8x8 Contact Center: 8x8 enables agents to connect with millions of customers on Viber using the same tools they rely on for voice, chat, and email. With full CRM context, media sharing, and smart routing, teams can deliver seamless, connected experiences – all within a single workspace.
•8x8 Social Connect: With 8x8 Social Connect, teams can monitor and triage high-intent posts across social platforms, then seamlessly transition conversations to private channels like Rich Communication Services (RCS) or WhatsApp. Agents can share product details, resolve issues, or complete sales using embedded 8x8 Secure Pay links – turning engagement into measurable results.
•Self-Service, PCI-Compliant Payments: 8x8 Secure Pay expanded coverage now enables secure, automated payments through virtual agents and IVRs. Customers receive secure links via SMS or email to complete transactions using Apple Pay, Google Pay, or credit cards. It’s seamless, scalable collection – without tying up agents or risking compliance.
•8x8 Intelligent Customer Assistant Knowledge AI + xApps: 8x8 Intelligent Customer Assistant Knowledge AI transforms static content – PDFs, web pages, training files – into dynamic, AI-powered self-service. With 8x8 Intelligent Customer Assistant xApps, customers can input complex data digitally and transition back to voice without losing context. The result: fast, flexible, and personalized experiences at scale.
•Digital Channel Support for 8x8 Engage: 8x8 Engage now includes built-in support for SMS, WhatsApp, Rich Communication Services (RCS), webchat, and Facebook Messenger – unifying voice and digital channels in one intuitive workspace, purposefully designed for modern customer-facing teams who need fast, flexible internal collaboration and customer engagement on-the-go.
•JourneyAPI: JourneyAPI lets customers track every leg of a customer interaction—across transfers, queues, and teams—by pulling related calls into a single API view. Customers can easily trace the full journey, assess service quality, and access unified performance metrics programmatically.
•CRM Integration Profiles: With CRM Integration Profiles, admins can customize workflows across Salesforce, Microsoft Dynamics, Zendesk, NetSuite, and Zoho by team, department, or region – no code, no pro services required. The result: streamlined operations, faster onboarding, and experiences that flex to fit every customer.
•Smarter Summaries, Now in the Right Language: AI-powered chat summarization now automatically detects the conversation’s language and applies the appropriate linguistic model, delivering clearer, more accurate summaries for multilingual teams.
•Keyword Filtering to Safeguard SMS Compliance: To help avoid 10DLC violations, outbound SMS from the 8x8 Work App is now screened for restricted terms. Messages are blocked before carrier submission, with user prompts to edit and resend—minimizing compliance risks and protecting deliverability.
•Support for New Devices and Accessories: Expanded portfolio for device choice and flexibility with Grandstream and Yealink devices, and Jabra accessories.
8x8 Technology Partner Ecosystem Integrations
•Meltwater Social Listening for 8x8 Contact Center: 8x8 Agent Workspace integrates Meltwater social listening to monitor, filter, and route content from platforms like Instagram, LinkedIn, and X – all within the agent’s existing workspace. Teams can respond faster, track sentiment trends, and ensure every message reaches the right agent at the right time.
•MNET CoreAccess+ for Financial Services: 8x8’s MNET CoreAccess+ connects contact centers directly to systems like Jack Henry and Fiserv. Bots, IVRs, and agents can access real-time data, authenticate users securely, and deliver contextual service – all purpose-built to meet the high standards of banks and credit unions.

Recognition and Awards
•Recognized as a Strong Performer in The Forrester Wave™: Unified-Communications-As-A-Service Platforms, Q3 2025 report.
•Received TrustRadius Top Rated Awards for Unified Communications as a Service and Contact Center as a Service.
•Won Silver in the User Experience (UX) - Product UX category of the New York Product Design Awards for 8x8 Supervisor Workspace.
•Sole CCaaS provider recognized in Newsweek’s 2025 Global Most Loved Workplaces and ranked at #69.
•Named Best CPaaS Platform by CX Today for secure, composable, AI-powered customer engagement solutions.
Second Quarter and Updated Fiscal Year 2026 Financial Outlook:
Management provides expected ranges for total revenue, service revenue, non-GAAP operating margin, non-GAAP net income per share, diluted, and cash flow from operations based on its evaluation of the current business environment. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.
Second Quarter Fiscal Year 2026 Ending September 30, 2025
•Service revenue in the range of $170 million to $175 million.
•Total revenue in the range of $175 million to $180 million.
•Non-GAAP gross margin in the range of approximately 66.0% to 68.0%
•Non-GAAP operating margin in the range of approximately 8.0% to 9.0%.
•Interest expense of approximately $4.4 million.
•Cash interest paid of approximately $6.4 million.
•Non-GAAP net income per share, diluted, in the range of $0.06 to $0.08, based on a fully-diluted weighted average share count of approximately 142 million shares.
•Cash flow from operations in the range of $3 million to $5 million.
Fiscal Year 2026 Ending March 31, 2026
•Service revenue in the range of $685 million to $700 million.
•Total revenue in the range of $706 million to $720 million.
•Non-GAAP gross margin in the range of 66.0% to 68.0%
•Non-GAAP operating margin is projected between 8.5% and 9.5%.
•Non-GAAP net income per share, diluted, in the range of $0.28 to $0.33, based on a fully-diluted weighted average share count of approximately 143 million shares.
•Cash flow from operations in the range of $35 million to $45 million.
The Company does not reconcile its forward-looking estimates of non-GAAP operating margin to the corresponding GAAP measure of GAAP operating margin or non-GAAP net income per share, basic and diluted, to the corresponding GAAP measure of GAAP net income (loss) per share due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses excluded by these metrics. For example, future hiring and employee turnover may not be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. The actual amounts of these excluded items could have a significant impact on the Company's GAAP operating margin and GAAP net income per share, basic and diluted. Accordingly, management believes that reconciliations of these forward-looking non-GAAP financial measures to their corresponding GAAP measures are not available without unreasonable effort. See the "Explanation of GAAP to Non-GAAP Reconciliation" below for the definition of non-GAAP operating margin and non-GAAP net income per share, basic and diluted.
All projections are on a non-GAAP basis. Additionally, our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we don't anticipate and may not achieve the desired outcome.
Conference Call Information:
Management will host a conference call to discuss earnings results on August 5, 2025 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will last approximately 60 minutes. Participants may:

•Register to participate in the live call at https://register-conf.media-server.com/register/BI523058a8e6094a4b8b788355a7c9447d
•Access the live webcast and replay from the Company’s investor relations events page at https://investors.8x8.com/news-events/events-presentations.
Participants should plan to dial in or log on 10 minutes prior to the start time. The webcast will be archived on 8x8's website for a period of at least 30 days. For additional information, visit https://www.investors.8x8.com/.
About 8x8. Inc.
8x8, Inc. (NASDAQ: EGHT) connects people and organizations through seamless communication on the industry's most integrated platform for Customer Experience—combining Contact Center, Unified Communication, and CPaaS APIs. The 8x8® Platform for CX integrates AI at every level to enable personalized customer journeys, drive operational excellence and insights, and facilitate team collaboration. We help customer experience and IT leaders become the heartbeat of their organizations, empowering them to unlock the potential of every interaction. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, X, and Facebook.
8x8® is a trademark of 8x8, Inc.
Forward-Looking Statements:
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to: changing industry trends; market opportunities; the potential success and impact of our investments in artificial intelligence technologies; our strategic transformation initiatives; our ability to drive increased platform and multi-product adoption; our ability to increase profitability and cash flow; our position in the market and pace of our innovation; the success of our go-to-market engine; our ability to enhance shareholder value; and our financial outlook, revenue growth, and profitability, including whether we will achieve sustainable growth and profitability.
You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers; ongoing volatility and conflict in the political environment; general inflationary pressures; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces, as well as our competitors' use of AI, in which we compete, may change in ways we are not anticipating; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; and our investments in marketing, channel and value-added resellers, new products, and our acquisition of Fuze, Inc. may not result in meeting our revenue or operating margin targets we forecast in our guidance, for a particular quarter or for the full fiscal year. Our increased emphasis on profitability and cash flow generation may not be successful; and the reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we do not anticipate and may not achieve the desired outcome.
For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Explanation of GAAP to Non-GAAP Reconciliation
The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.
These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:
Non-GAAP Costs of Revenue, Costs of Service Revenue and Costs of Other Revenue
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, and certain severance, transition and contract exit costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, and certain severance, transition and contract exit costs.
Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Total Revenue Gross Margin
Non-GAAP Service Revenue Gross Profit and Margin as a percentage of Service Revenue and Non-GAAP Other Revenue Gross Profit and Margin as a percentage of Other Revenue are computed as Service Revenue less Non-GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Total Revenue Gross Profit and Margin as a percentage of Total Revenue is computed as Total Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue divided by Total Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue, as well as the Company's Service, Other and Total Revenue Gross Margin performance compared to prior periods and trends.
Non-GAAP Operating Profit and Non-GAAP Operating Margin
Non-GAAP Operating Profit excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract exit costs, and impairment of long-lived assets from Operating Profit (Loss). Non-GAAP Operating Margin is Non-GAAP Operating Profit divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.
Non-GAAP Net Income and Adjusted EBITDA
Non-GAAP Net Income excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract exit costs, impairment of long-lived assets, amortization of debt discount and issuance cost, loss on debt extinguishment, gain on remeasurement of warrants, and other income. Adjusted EBITDA excludes interest expense, provision (benefit) for income taxes, depreciation, amortization of capitalized internal-use software costs, and other income (expense), net from non-GAAP net income. Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.

Non-GAAP Net Income Per Share – Basic and Non-GAAP Net Income Per Share - Diluted
Non-GAAP Net Income Per Share – Basic is Non-GAAP Net Income divided by the weighted-average basic shares outstanding. Non-GAAP Net Income Per Share – Diluted is Non-GAAP Net Income divided by the weighted-average diluted shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as their inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP net income performance as reflected in a per share calculation as ways of measuring performance by ownership in the Company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.
Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance, transition and contract exit costs include employee termination benefits, executive severance agreements, and cancellation of certain contracts and lease impairments. Debt amortization expenses relate to the non-cash accretion of the debt discount.
8x8, Inc.
Media:
PR@8x8.com
Investor Relations:
Investor.relations@8x8.com

8x8, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,
	2025	2024
Service revenue	$176,308	$172,801
Other revenue	5,053	5,346
Total revenue	181,361	178,147
Cost of service revenue	53,822	49,496
Cost of other revenue	7,099	7,691
Total cost of revenue	60,921	57,187
Gross profit	120,440	120,960
Operating expenses:
Research and development	28,364	32,137
Sales and marketing	68,184	67,106
General and administrative	23,327	23,091
Total operating expenses	119,875	122,334
Income (loss) from operations	565	(1,374)
Interest expense	(3,968)	(9,956)
Other income (expense), net	364	1,716
Loss before provision for income taxes	(3,039)	(9,614)
Provision for income taxes	1,276	676
Net loss	$(4,315)	$(10,290)
Net loss per share:
Basic and diluted	$(0.03)	$(0.08)
Weighted average number of shares:
Basic and diluted	134,809	125,999
Comprehensive income (loss)
Net loss	$(4,315)	$(10,290)
Unrealized loss on investments in securities	—	(5)
Foreign currency translation adjustment	6,258	(354)
Comprehensive income (loss)	$1,943	$(10,649)

8x8, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	June 30, 2025	March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$81,315	$88,050
Restricted cash	105	462
Accounts receivable, net	60,514	49,680
Deferred contract acquisition costs	29,679	30,935
Other current assets	36,367	34,739
Total current assets	207,980	203,866
Property and equipment, net	47,972	47,919
Operating lease, right-of-use assets	32,260	33,508
Intangible assets, net	64,474	67,949
Goodwill	274,476	271,530
Restricted cash, non-current	812	812
Deferred contract acquisition costs, non-current	42,197	44,239
Other assets, non-current	14,177	13,354
Total assets	$684,348	$683,177

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$42,890	$45,773
Accrued and other liabilities	73,768	63,025
Operating lease liabilities	11,003	11,102
Deferred revenue	42,130	37,751
Term loan, current	6,648	11,593
Total current liabilities	176,439	169,244
Operating lease liabilities, non-current	47,010	49,196
Deferred revenue, non-current	645	706
Convertible senior notes, non-current	199,039	198,790
Term loan	129,695	139,581
Other liabilities, non-current	3,330	3,456
Total liabilities	556,158	560,973
Stockholders' equity:
Preferred stock: $0.001 par value, 5,000 shares authorized, none issued and outstanding as of June 30, 2025 and March 31, 2025	—	—
Common stock: $0.001 par value, 300,000 shares authorized, 135,747 shares and 134,355 shares issued and outstanding as of June 30, 2025 and March 31, 2025, respectively	136	134
Additional paid-in capital	1,022,943	1,018,902
Accumulated other comprehensive loss	(2,853)	(9,111)
Accumulated deficit	(892,036)	(887,721)
Total stockholders' equity	128,190	122,204
Total liabilities and stockholders' equity	$684,348	$683,177

8x8, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(4,315)	$(10,290)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,690	1,908
Amortization of intangible assets	3,501	5,099
Amortization of capitalized internal-use software costs	2,673	3,758
Amortization of debt discount and issuance costs	336	1,062
Amortization of deferred contract acquisition costs	8,956	9,838
Allowance for credit losses	290	334
Operating lease expense, net of accretion	2,854	3,165
Stock-based compensation expense	6,352	12,801
Loss on debt extinguishment	81	—
Gain on remeasurement of warrants	(209)	(1,747)
Other	(368)	581
Changes in assets and liabilities:
Accounts receivable, net	(9,503)	(732)
Deferred contract acquisition costs	(4,471)	(4,803)
Other current and non-current assets	(2,997)	(658)
Accounts payable and accruals	3,347	(1,413)
Deferred revenue	3,656	(755)
Net cash provided by operating activities	11,873	18,148
Cash flows from investing activities:
Purchases of property and equipment	(377)	(382)
Capitalized internal-use software costs	(4,039)	(3,025)
Purchase of cost investment	—	(771)
Maturities of investments	—	1,048
Net cash used in investing activities	(4,416)	(3,130)
Cash flows from financing activities:
Payments for repurchases of common stock	(1,848)	—
Repayment of principal on term loan	(15,000)	—
Other financing activities	(489)	(352)
Net cash used in financing activities	(17,337)	(352)
Effect of exchange rate changes on cash	2,788	(164)
Net increase (decrease) in cash and cash equivalents	(7,092)	14,502
Cash, cash equivalents and restricted cash, beginning of year	89,324	116,723
Cash, cash equivalents and restricted cash, end of period	$82,232	$131,225

Supplemental disclosures of cash flow information:
Interest paid	$2,567	$6,707
Income taxes paid	$574	$479
Payables and accruals for property and equipment	$21	$3,574

8x8, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,
	2025		2024
Cost of Revenue:
GAAP cost of service revenue (as a percentage of service revenue)	$53,822	30.5%	$49,496	28.6%
Amortization of acquired intangible assets	(507)		(2,117)
Stock-based compensation expense and related employer payroll taxes	(582)		(1,608)
Severance, transition and contract exit costs	(944)		(522)
Non-GAAP cost of service revenue (as a percentage of service revenue)	$51,789	29.4%	$45,249	26.2%
GAAP service revenue margin (as a percentage of service revenue)	$122,486	69.5%	$123,305	71.4%
Non-GAAP service revenue margin (as a percentage of service revenue)	$124,519	70.6%	$127,552	73.8%

GAAP cost of other revenue (as a percentage of other revenue)	$7,099	140.5%	$7,691	143.9%
Stock-based compensation expense and related employer payroll taxes	(147)		(419)
Severance, transition and contract exit costs	(353)		(100)
Non-GAAP cost of other revenue (as a percentage of other revenue)	$6,599	130.6%	$7,172	134.2%
GAAP other revenue margin (as a percentage of other revenue)	$(2,046)	(40.5)%	$(2,345)	(43.9)%
Non-GAAP other revenue margin (as a percentage of other revenue)	$(1,546)	(30.6)%	$(1,826)	(34.2)%

GAAP gross margin (as a percentage of total revenue)	$120,440	66.4%	$120,960	67.9%
Non-GAAP gross margin (as a percentage of total revenue)	$122,973	67.8%	$125,726	70.6%

Operating Profit (Loss):
GAAP income (loss) from operations (as a percentage of total revenue)	$565	0.3%	$(1,374)	(0.8)%
Amortization of acquired intangible assets	3,501		5,099
Stock-based compensation expense and related employer payroll taxes	6,909		13,593
Acquisition and integration costs	—		123
Legal and regulatory costs(1)	835		548
Severance, transition and contract exit costs	4,523		2,121
Non-GAAP operating profit (as a percentage of total revenue)	$16,333	9.0%	$20,110	11.3%

	Three Months Ended June 30,
	2025		2024
Net Income (Loss):
GAAP net loss (as a percentage of total revenue)	$(4,315)	(2.4)%	$(10,290)	(5.8)%
Amortization of acquired intangible assets	3,501		5,099
Stock-based compensation expense and related employer payroll taxes	6,909		13,593
Acquisition and integration costs	—		123
Legal and regulatory costs	835		548
Severance, transition and contract exit costs	4,523		2,121
Amortization of debt discount and issuance cost	336		1,062
Loss on debt extinguishment	81		—
Gain on warrants remeasurement	(209)		(1,747)
Other(1)	(926)		(116)
Income tax expense effects, net (2)	—		—
Non-GAAP net income (as a percentage of total revenue)	$10,735	5.9%	$10,393	5.8%
Interest expense(3)	4,558		8,894
Provision for income taxes	1,276		676
Depreciation	1,690		1,908
Amortization of capitalized internal-use software costs	2,673		3,758
Other income (expense), net	(236)		147
Adjusted EBITDA (as a percentage of total revenue)	$20,696	11.4%	$25,776	14.5%

Shares used in computing net income (loss) per share amounts:
Basic	134,809		125,999
Diluted	138,569		127,433
GAAP net loss per share - Basic	$(0.03)		$(0.08)
GAAP net loss per share - Diluted	$(0.03)		$(0.08)
Non-GAAP net income per share - Basic	$0.08		$0.08
Non-GAAP net income per share - Diluted	$0.08		$0.08
(1)Amount includes capitalized interest related to property, plant and equipment from general borrowing costs during the three months ended June 30, 2025.
(2)Non-GAAP adjustments do not have a material impact on our federal income tax provision due to past non-GAAP losses.
(3)Amounts represent contractual interest expense related to our outstanding debt and does not include capitalized interest and amortization of debt discount and issuance costs.